EXHIBIT 99.2

Sports Source, Inc. Announces Quarterly Financial Results for September 30, 2006

Kinfair Holdings Limited successfully completes merger
with Sports Source, Inc. on October 11, 2006

NEW YORK, NY--November 17, 2006 - Sports Source, Inc. (OTCBB: SPSI) (“Sports Source”) announced today its unaudited fiscal 2007 second quarter results for its wholly-owned operating subsidiary, Kinfair Holdings Limited (formerly Henan Jinding Chemicals Co. Ltd.) (“Kinfair”), for the period ended September 30, 2006. Kinfair completed a merger with Sports Source on October 11, 2006 subsequent to the end of the September quarter. These results represent Kinfair’s quarterly performance prior to the acquisition and are provided to assist investors in analyzing Sports Source historical financial performance. Sports Source intends to change its name to New Oriental Energy & Chemical Corp. to reflect its new business.

For the three month period ended September 30, 2006 revenues were $8.1 million and included the sale of Kinfair’s core chemical products and the contribution from the expanding alternative energy product portfolio including methanol and Dimethyl ether (DME). Sports Source is looking to take advantage of its existing manufacturing facility, products and expertise to become a leading Chinese producer of alternative energy. Cost of goods sold were $6.9 million with gross profit of $1.2 million. Gross margins for the quarter were 15.0 percent.

Total operating expenses were $0.4 million during the third quarter. Operating income totaled $0.9 million with respective operating margins of 10.6 percent. Third quarter 2006 net income totaled $0.8 million, which on a fully diluted share basis would have equated to earnings per share of $0.06. Kinfair has a total of 12.6 million fully diluted shares outstanding.

“Kinfair showed solid improvements in sales of its core chemical products to fertilizer manufacturers while benefiting from increased sales of Dimethyl ether (DME), a replacement for diesel fuel, which is manufactured at our recently expanded facility. We currently have 100,000 tons of annual DME production capacity and during August of this year we embarked on a plan to double this capability for 2007,” stated Mr. David Tang, Kinfair’s Chief Financial Officer. “As the Chinese economy has grown so has its dependence and consumption of oil. China has been a net oil importer since 1993 and as of the end of 2005 was the second largest oil consumer in the world. Supported by several significant macro and government drivers, we believe that our alternative fuels business will drive sustainable growth during the next several years.”

For the six month period ended September 30, 2006, revenues were $17.5 million with gross profits of $2.9 million, representing 16.6 percent of sales. Income from operations was $2.1 million and operating margins for the first six months were 11.9 percent. Net income for the six month period was $1.5 million, which in on a fully diluted basis would have equated to $0.12 in earnings per share.

As a reference point, Kinfair reported $30.8 million in revenues, $3.2 million in income from operations and net income of $2.7 million for the fiscal year ended March 31, 2006.

On September 30, 2006, Kinfair had current assets of $11.0 million. Kinfair generated $22.1 million in cash flow from operations during the first six months of fiscal 2006, which Kinfair has utilized to build out new DME manufacturing capacity. In addition, shareholder’s equity increased 18.5 percent to $9.8 million, up from $8.3 million at the end of the previous fiscal year.

About Sports Source, Inc.

Sports Source is an emerging alternative fuel and specialty chemical manufacturer based in Hena, China. The company is focused on the production of Dimethyl ether (DME), methanol and fertilizer products, and expects to begin production of biodiesel within the next year. Sports Source sells its products primarily through a network of distribution partners.

GAAP note: This entire press release does not conform to GAAP standards due to the fact that the operating company merged with Sports Source on October 11, 2006, subsequent to the quarter end. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operating performance that enhances investors' ability to evaluate the new Company and its historical financial performance and position.

Safe Harbor Statement:

This press release contains forward-looking statements concerning Sport Source’s business and products. The actual results may differ materially depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology or product techniques, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Sports Source, Inc. undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

KINFAIR HOLDINGS LIMITED AND SUBSIDIARIES
(FORMERLY HENAN JINDING CHEMICALS CO., LTD
AND SUBSIDIARY) UNAUDITED PRO FORMA CONSOLIDATED
BALANCE SHEETS AS OF SEPTEMBER 30, 2006

ASSETS
	Unaudited
	September 30,	March 31,
	2006	2006
CURRENT ASSETS
Cash and cash equivalents	$917,098	$3,281,761
Restricted cash	3,034,633	2,120,494
Notes receivable	77,130	10,099
Inventories, net	3,768,534	1,078,592
Marketable securities	15,224	12,580
Prepayments for goods	3,053,713	835,712
Due from employees	49,692	49,021
Other receivables and prepaid expenses	28,647	22,006
Total current assets	10,944,671	7,410,265

Plant and equipment, net	9,922,608	9,527,685
Land use right, net	1,533,947	580,597
Construction in progress	3,766,168	3,154,836
Deposits	852,694	1,172,321
Notes receivable	1,264,430	1,247,349
Deferred taxes	713,590	369,450

TOTAL ASSETS	$28,998,108	$23,462,503

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	5,260,924	$2,627,224
Other payables and accrued liabilities	496,220	440,937
Short term debt	3,021,988	6,677,210
Notes payable	5,247,032	1,026,569
Customer deposits	1,987,741	1,860,459
Due to a shareholder	1,137,987	1,122,614
Due to employees	16,741	16,515
Taxes payable	317,361	59,110
Total current liabilities	17,485,994	13,830,638

LONG-TERM LIABILITIES
Deferred taxes	1,588,832	1,243,751
Due to employees	94,945	90,856
Total long-term liabilities	1,683,777	1,334,607

TOTAL LIABILITIES	198,169,771	15,165,245

SHAREHOLDERS’ EQUITY
Paid-in capital	4,591,091	4,591,091
Retained earnings (restricted portion was $293,558 and $176,443 as of Sep 30, 2006 and Mar 31,2006, respectively)	5,037,731	3,545,887
Accumulated other comprehensive income	199,515	160,280

Total Shareholders’ Equity	9,828,337	8,297,258
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$28,998,108	$23,462,503

KINFAIR HOLDINGS LIMITED AND SUBSIDIARIES
(FORMERLY HENAN JINDING CHEMICALS CO., LTD
AND SUBSIDIARY) UNAUDITED PRO FORMA CONSOLIDATED
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE PERIODS ENDED SEPTEMBER 30, 2006

	Unaudited	Unaudited
	For three months ended September 30, 2006	For six months ended September 30, 2006
REVENUES	$8,132,075	17,456,819

COST OF GOODS SOLD	(6,913,124)	(14,556,978)

GROSS PROFIT	1,218,951	2,899,841

Selling and distribution expenses	137,323	376,057

General and administrative expenses	219,324	449,439

INCOME FROM OPERATIONS	862,304	2,074,345

OTHER INCOME (EXPENSES)

Interest expense, net	(50,668)	(118,308)

Other expenses, net	(41,603)	(61,713)

INCOME BEFORE INCOME TAXES	770,033	1,894,324

INCOME TAXES	(16,842)	(399,468)

NET INCOME	753,191	1,494,856

OTHER COMPREHENSIVE INCOME

Foreign currency translation gain	30,059	50,452

Unrealized gain on marketable securities	2,561	5,043

OTHER COMPREHENSIVE INCOME BEFORE TAX	32,620	55,495

INCOME TAX EXPENSE RELATED TO OTHER COMPREHENSIVE INCOME	10,765	18,313

OTHER COMPREHENSIVE INCOME, NET	21,855	37,182

COMPREHENSIVE INCOME	$731,336	$1,457,674